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                                                                  EXHIBIT 21

SUBSIDIARIES OF STATE FINANCIAL SERVICES CORPORATION

SUBSIDIARY NAME                                                                        STATE OF INCORPORATION
-----------------------------                                                           ----------------------
State Financial Bank                                                                          Wisconsin
Hales Corners Development Corporation (1)                                                     Wisconsin
Hales Corners Investment Corporation (1)                                                       Nevada
State Financial Bank - Waterford                                                              Wisconsin
Waterford Investment Corporation (2)                                                           Nevada
State Financial Mortgage Company                                                              Wisconsin
Richmond Bancorp, Inc.                                                                        Illinois
Richmond Bank (3)                                                                             Illinois
State Financial Insurance Agency (4)                                                          Wisconsin
Richmond Financial Services, Inc. (3)                                                          Florida


(1)      Subsidiary of State Financial Bank
(2)      Subsidiary of State Financial Bank - Waterford
(3)      Subsidiary of Richmond Bancorp, Inc.
(4)      Subsidiary of Richmond Bank